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                                                                                                                         Exhibit N

Metris Receivables, Inc.                                                    Metris Master Trust                     Monthly Report
Securityholders' Statement                                                     Series 1999-2                              Jan-2001
Section 5.2                                                                  Class A            Class B                Total
(i) Security Amount ..................................................     500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                 --                  0.00
(iii) Security Interest Distributed ..................................       2,560,156.25                 --          2,560,156.25
(iv) Principal Collections ...........................................      23,839,815.37       2,357,783.96         26,197,599.34
(v) Finance Charge Collections .......................................      11,513,205.60       1,138,668.68         12,651,874.28
       Recoveries ....................................................         239,447.35          23,681.61            263,128.96
       Principal Funding Account Investment Earnings .................               0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00               0.00                  0.00
         Total Finance Charge Collections ............................      11,752,652.95       1,162,350.29         12,915,003.24
Total Collections ....................................................      35,592,468.32       3,520,134.25         39,112,602.58
             (vi) Aggregate Amount of Principal Receivables ..........                 --                 --      6,467,557,485.55
       Invested Amount (End of Month) ................................     500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          7.7308938%         0.7645939%            8.4954877%
       Fixed/Floating Allocation Percentage ..........................          7.7308938%         0.7645939%            8.4954877%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --              84.35%     5,771,120,511.65
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --               6.73%       460,747,747.37
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --               2.69%       183,701,341.38
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --               6.23%       426,166,287.51
Total Receivables ....................................................                 --             100.00%     6,841,735,887.91
                (viii) Aggregate Investor Default Amount .............                 --                 --          5,933,041.48
         As a % of Average Daily Invested Amount

              (Annualized based on 365 days/year) ....................                 --                 --                 12.71%
(ix) Charge-Offs .....................................................               0.00               0.00                  0.00%
(x) Servicing Fee ....................................................                 --                 --            933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                 --                 --                  0.00
(xii) Excess Funding Account Balance .................................                 --                 --                  0.00
(xiii) New Accounts Added ............................................                 --                 --                  2.00
(xiv) Average Gross Portfolio Yield ..................................                 --                 --                 27.68%
         Average Net Portfolio Yield .................................                 --                 --                 14.96%
(xv) Minimum Base Rate ...............................................                 --                 --                  8.36%
        Excess Spread ................................................                 --                 --                  6.61%
(xvi) Principal Funding Account Balance ..............................                 --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                 --             July 2005
        Accumulation Period Length ...................................                 --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                 --                  0.00
        Required Reserve Account Amount ..............................                 --                 --                  0.00
        Available Reserve Account Amount .............................                 --                 --                  0.00
        Covered Amount ...............................................                 --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                 --                  0.00
(xxi) Policy Claim Amount ............................................                 --                 --                  0.00

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